Exhibit 10.11

CHENIERE ENERGY, INC.

NON-QUALIFIED STOCK OPTION GRANT

Optionee:

I. Grant of Stock Option. As of the Grant Date (identified below), Cheniere Energy, Inc. (the “Company”) hereby grants a Non-qualified Stock Option (the “Option”) to the undersigned optionee (the “Optionee”) to purchase the number of shares of the Company’s common stock, $.003 par value per share, identified below (the “Common Stock”), subject to the terms and conditions of this grant (the “Grant”) and the Company’s 2003 Stock Incentive Plan, as amended (the “Plan”), which is incorporated herein in its entirety by reference. The Common Stock, when issued to Optionee upon the exercise of the Option, shall be fully paid and nonassessable. The Option is not an “incentive stock option” as defined in Section 422 of the Internal Revenue Code.

II. Definitions and Other Terms. All capitalized terms used herein shall have the meanings set forth in the Plan unless otherwise provided herein. The following capitalized terms shall have those meanings set forth opposite them:

A.	Optionee: .

B.	Grant Date: , 20 .

C.	Shares subject to Options: shares of the Company’s Common Stock.

D.	Option Price: $ per share.

E.	Option Period: , 2005 through , 2010 (until 12:00 p.m. central).

F.	Exercise: The Options may be exercise for shares on the first anniversary of the Grant Date, and for shares on each subsequent anniversary of the Grant Date until fully exercisable as follows:

Options
Date	Exercisable
, 2006
, 2007
, 2008

Total

III. Option Period. The Option Period shall begin on the Grant Date and terminate on the              day of                                 , 20         (the “Option Expiration Date”).

IV. Forfeiture or Termination of Options Upon Termination of Service. Upon termination, resignation or removal of the Optionee from service or employment with the Company under any circumstances, any Options not then exercisable shall not vest, shall be forfeited back to the Company and shall be available for re-issuance under the Plan. Optionee shall have six (6) months after termination from service or employment during which to exercise any Options which are exercisable upon termination from service or employment. Any Options not exercised within such six-month period shall terminate, shall be forfeited back to the Company and shall be available for re-issuance under the Plan.

XII. Withholding of Taxes. Any issuance of Common Stock pursuant to the exercise of an Option shall not be made until appropriate arrangements satisfactory to the Company have been made for payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto.

IN WITNESS WHEREOF, this Non-Qualified Stock Option Grant is executed this              day of                                 , 20        .

CHENIERE ENERGY, INC.

By:
Name:
Title:

717 Texas Avenue, Suite 3100 Houston, Texas 77002-4102

Accepted and agreed this              day of                                     , 20        .

“OPTIONEE”

By:
Name:
Title:

Address:

2